Exhibit 99.1

News Release

Media Contacts:

Joe Noel, 240.912.1851
Michael Wachs, CEOcast, 212.732.4300, mwachs@ceocast.com
Garrett Axford, Georgina Garrett / Simon Jones, 866.940.9987, +44.1903.854900 mail@garrett-axford.co.uk

For Immediate Release

Telkonet Announces 2008 Second Quarter Results
Telkonet Segment Revenue Increases 44%; Gross Margins Increase 40%; Operating Results Improve by $1.8 Million

August 11, 2008: Germantown, MD – Telkonet, Inc. (AMEX:TKO), the leading provider of innovative, centrally managed solutions for integrated energy management, networking, building automation and proactive support services, announced today second quarter results for the period ended June 30, 2008. The results of operations include the acquisitions of EthoStream, LLC, Smart Systems International and Newport Telecommunications Co, (acquired by MSTI Holdings, Inc.) on March 15, March 9, 2007, and July 18, 2007, respectively and also includes the operations of the Company’s majority-owned subsidiary MSTI Holdings, Inc. (OTCBB: MSHI) or “MST.”

For the 2008 second quarter, Telkonet, Inc. had revenue of $5.6 million, an increase of 53% compared to $3.7 million in the 2007 second quarter. The increase was a result of organic growth in the Company’s energy and hospitality management businesses compared to the prior year period. Excluding revenue from its MST subsidiary, Telkonet had revenue of $4.6 million, an increase of 44% compared to $3.2 million in the year-earlier period and $4.0 million in the 2008 first quarter.

Telkonet, Inc. reported gross margins of 34% for the second quarter of 2008 compared to the prior year period of 18%, and 23% in the first quarter 2008. All of the profit was generated from the Telkonet segment’s operations. Excluding gross margins from MST, Telkonet reported gross margins of 42% for the second quarter of 2008 compared to the prior year period of 30%, and 28% in the first quarter 2008.

Selling, general and administrative expenses were $3.6 million, compared to $4.2 million in the 2007 second quarter. Excluding expenses from its MST subsidiary, Telkonet’s selling, general and administrative expenses were $2.6 million in the 2008 second quarter, compared to $3.4 million in the 2007 second quarter.

Telkonet, Inc. reported a second quarter 2008 net loss of $(4.2) million, or $(0.05) per share, compared to a net loss of $(4.6) million or $(0.07) per share in the 2007 second quarter. Telkonet (excluding the results of MST) had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Stock-Based Compensation), a non-GAAP measure, in the second quarter of 2008 of $(1.2) million compared to a $(3.0) million in the 2007 second quarter.

“During the second quarter, we continued to execute on winning and completing projects that generated near-term revenue, as demonstrated by the 14% sequential increase in Telkonet’s revenue,” said Jason Tienor, Telkonet’s president and CEO. “In addition to growing revenue, Telkonet saw a significant increase in operating margins, as a result of a more favorable mix of revenue due to increased sales of energy management products, as well as reduced engineering costs and purchasing efficiencies. We continue to

(more)

see strong demand for our solutions from the energy management and hospitality markets, where we have excellent visibility. Recent contract awards from Cornerstone Hotels Management and Main Street Developers reflect the growing awareness among the hospitality industry of the role that our solutions can play in lowering energy costs. Our recent launch of the advanced Networked Telkonet SmartEnergy™ platform, based upon the capabilities of the Telkonet SmartEnergy system, further allows property managers to drive energy efficiencies throughout their properties. The recent financing we completed strengthens our balance sheet, increasing our financial flexibility to selectively invest in our business. We expect the trends seen in the first half of the year to continue during the second half, as we continue to grow revenue and reduce costs.”

For the six months ended June 30, 2008, Telkonet had revenue of $10.6 million, an increase of 115% compared to $4.9 million in the six months ended June 30, 2007. Excluding revenue from its MST subsidiary, Telkonet had revenue of $8.6 million, an increase of 120% compared to $3.9 million in the year-earlier period.

Telkonet, Inc. reported gross margins of 28% for the six months ended June 30, 2008 compared to the six months ended June 30, 2007 of 12%. All of the profit was generated from the Telkonet segment’s operations. Excluding gross margins from MST, Telkonet reported gross margins of 35% for the six months ended June 30, 2008 compared to the six months ended June 30, 2007 of 30%.

Selling, general and administrative expenses were $7.2 million for the six months ended June 30, 2008, compared to $8.5 million for the six months ended June 30, 2007. Excluding expenses from its MST subsidiary, Telkonet’s selling, general and administrative expenses were $5.1 million for the six months ended June 30, 2008, compared to $6.8 million for the six months ended June 30, 2007.

Telkonet, Inc. reported a net loss of $(9.4) million, or $(0.13) per share, for the six months ended June 30, 2008, compared to a net loss of $(10.0) million, or $(0.16) per share for the six months ended June 30, 2007. Telkonet (excluding the results of MST) had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Stock-Based Compensation), a non-GAAP measure, of $(3.2) million for the six months ended June 30, 2008, compared to negative adjusted EBITDA of $(6.8) million for the six months ended June 30, 2007.

Conference Call
The Company will hold a conference call today at 4:30 p.m. Eastern Time to discuss these results. Interested parties should dial 888-262-8795 (domestically) or 913-312-6678 (internationally). Please use 4975220 as the conference confirmation number. There will be a replay of the call available until September 10, 2008. The replay is available by dialing 888.203.1112 (domestically) or 719.457.0820 (internationally). Please use passcode 4975220.

NON-GAAP Financial Measures
To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Telkonet Corporation attached to this news release and will post to the company’s investor relations web site (www.telkonet.com) any reconciliations of differences between non-GAAP financial information that may

(more)

be required in connection with issuing the company’s quarterly financial results.

The Company, as is common in its industry, uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide. Since an outside investor may base its evaluation of the Company’s performance based on the Company’s net loss not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principals generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense.  In assessing the overall health of its business during the second quarter of 2008 and 2007, The Company excluded items in the following general categories, each of which are described below:

●
Loss on Derivative Liability. During the three months ended June 30, 2008, the Company recorded a non-cash expense of $1,018,453 in connection with the sale of the Convertible Debentures in May 2008. These Debentures have embedded derivatives and the accounting treatment of derivative financial instruments requires that the Company record all derivatives and related warrants, and classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. The fair value of such derivatives that were reclassified as liabilities from additional paid-in capital in the period ended June 30, 2008 totaled $2,305,211.  The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

●
Other Expense. In the first quarter of 2008, the Company recorded a one-time non-cash expense of $1,598,203 in connection with an amendment to 3,380,000 stock purchase warrants held by private placement investors which reduced the exercise price under such warrants from $4.17 per share to $0.6978258 per share. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

●
Impairment write-down in investment in affiliate. In the second quarter of 2008, the Company recorded a one-time non-cash expense of $380,000 in connection with the issuance of 600,000 shares of Company stock attributable to the release of shares from a purchase price contingency escrow.  The Company considers this an investment transaction, and it is not an indication of current or future operating performance.  Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

●
Stock-Based Compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods.

(more)

About Telkonet
Telkonet’s unique broadband networking solutions currently support more than 1.8 million network users per month, with its energy management systems optimizing energy consumption in over 90,000 rooms. Telkonet’s technology innovation is underpinned by the highest level of end-to-end quality of service, with comprehensive technical customer support. Its systems deliver wide-ranging functionality, from wired and wireless high-speed Internet access to energy management, IP surveillance and local area networking. Telkonet’s platforms are widely deployed on the global stage – in single buildings and ships, in multi-building complexes, hospitality venues and multi-dwelling units, and at government, education and defense locations.

Telkonet’s innovations include the revolutionary Telkonet Series 5 and the Telkonet iWire System™, which convert a site’s existing internal electrical infrastructure into an IP network backbone – quickly, cost-effectively and without disruption. The portfolio also includes the integrated EthoStream product suite, providing a comprehensive and advanced technology management platform for the hospitality industry, differentiated by outstanding remote management tools and a dedicated customer support facility. Networked Telkonet SmartEnergy™ completes the line-up, delivering typical bottom line savings of up to 30% by controlling in-room energy consumption according to occupancy. For more information, please visit www.telkonet.com.
(more)

All company, brand or product names are registered trademarks or trademarks of their respective holders.
Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

TELKONET, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
 (Telkonet Segment)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Net (loss), as reported	$(4,231,841)	$(4,584,870)	$(9,352,872)	$(9,986,346)
Net loss attributed to MSTI segment	1,174,339	1,205,124	2,041,760	2,486,263
Net loss attributed to Telkonet segment	(3,057,502)	(3,379,746)	(7,311,112)	(7,500,084)

Interest (income) expense, net	152,832	(82,800)	349,804	(109,272)
Depreciation and amortization	107,577	124,262	215,154	187,224

EBITDA attributed to Telkonet segment	(2,797,093)	(3,338,284)	(6,746,154)	(7,422,132)
Adjustments:
Other expense	-	-	1,598,203	-
Loss on derivative liability	1,018,453	-	1,018,453	-
Impairment write-down in investment in affiliate	380,000	-	380,000	-
Stock based compensation	206,432	307,425	510,130	661,611

Adjusted EBITDA	$(1,192,208)	$(3,038,859)	$(3,239,368)	$(6,760,521)

(more)

TELKONET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues, net:
Product	$3,994,329	$2,626,079	$7,369,155	$3,263,935
Rental	1,630,208	1,040,528	3,214,403	1,648,941
Total Revenue	5,624,537	3,666,607	10,583,558	4,912,876

Cost of Sales:
Product	2,407,378	1,935,481	4,959,317	2,364,949
Rental	1,329,399	1,060,408	2,619,663	1,947,401
Total Cost of Sales	3,736,777	2,995,889	7,578,980	4,312,350

Gross Profit	1,887,760	670,718	3,004,578	600,526

Costs and Expenses:
Research and Development	492,682	615,205	1,157,811	1,089,808
Selling, General and Administrative	3,620,129	4,244,707	7,205,639	8,504,818
Impairment write-down in investment in affiliate	380,000	-	380,000	-
Non-Employee Stock Based Compensation	-	-	81,500	-
Employee Stock Based Compensation	206,432	307,425	428,630	661,611
Employee Stock Based Compensation of Subsidiary	134,094	28,456	267,395	28,456
Depreciation and Amortization	256,286	211,373	512,570	362,520
Total Operating Expense	5,089,932	5,407,166	10,033,547	10,647,213

Loss from Operations	(3,201,872)	(4,736,448)	(7,028,969)	(10,046,687)

Other Income (Expenses):
Interest Income	1,951	30,111	28,541	72,458
Financing Expense	(703,158)	(66,973)	(1,705,867)	(200,557)
Gain (Loss) on Derivative Liability	(1,018,453)	-	(1,018,453)	-
Registration rights liquidated damages of subsidiary	-	-	500,000	-
Other income	-	-	270,950	-
Other expense	-	-	(1,598,203)	-
Total Other Income (Expenses)	(1,719,660)	(36,862)	(3,523,032)	(128,099)

Loss Before Provision for Income Taxes	(4,921,532)	(4,733,310)	(10,552,001)	(10,174,786)
Provision for Income Taxes	-	-	-	-

Loss Before Minority Interest	(4,921,532)	(4,733,310)	(10,552,001)	(10,174,786)
Minority Interest	689,691	188,440	1,199,129	188,440
Net Loss	$(4,231,841)	$(4,584,870)	$(9,352,872)	$(9,986,346)

Loss per common share (basic and assuming dilution)	$(0.05)	$(0.07)	$(0.13)	$(0.16)

Weighted average common shares outstanding	77,319,806	66,747,862	74,583,911	62,699,631

Comprehensive Loss:
Net Loss	$(4,231,841)	$(4,584,870)	$(9,352,872)	$(9,986,346)
Unrecognized Loss in Investment	(1,019,237)	-	(1,558,204)	-
Comprehensive Loss	$(5,251,078)	$(4,584,870)	$(10,911,076)	$(9,986,346)